UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2011 (July 20, 2011)

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BANCORP RHODE ISLAND, INC.
(Exact name of registrant as specified in its charter)

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Rhode Island
(State or other jurisdiction of incorporation)

333-33182	05-0509802
(Commission File Number)	(IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903

(Address of principal executive offices)

(401) 456-5000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 8.01.  Other Events

On July 20, 2011, the Board of Directors (the “Board”) of Bancorp Rhode Island, Inc. (“Bancorp”) appointed John A. Yena as Chairman of the Board of Bancorp and Bank Rhode Island, the wholly-owned subsidiary of Bancorp.  The Board also appointed Meredith A. Curren as Vice Chairman of the Board of Bancorp and Bank Rhode Island.  Mr. Yena has been a member of the Bancorp Board since inception and has served as Vice Chairman of the Board of each of Bancorp and Bank Rhode Island since July 2003.  Ms. Curren has been a member of the Board since 2002.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.                      Exhibit

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP RHODE ISLAND, INC.

By: /s/ Linda H. Simmons
Linda H. Simmons
Chief Financial Officer

Date:  July 22, 2011